SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

New You, Inc.

(Exact name of the registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-52668 (Commission File Number)	26-3062661 (IRS Employer Identification Number)

6351 Yarrow Drive, Ste E, Carlsbad, California 92011

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: 800-260-9062

3246 Grey Hawk Court, Carlsbad, CA 92010

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Section 1. – Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On May 3, 2021, we entered into an Exchange Agreement (the “Agreement”) with ST Brands, Inc., a Wyoming corporation (“STB”), and the shareholders of STB (each a “Shareholder” and collectively the “Shareholders”). Under the Agreement, we acquired all of the issued and outstanding common stock of STB in exchange for our issuance to the Shareholders of shares of our newly-designated Series A Preferred Stock. The class of Series A Preferred Stock consists of 4,500,000 shares of preferred stock convertible to our common stock at a ratio of 100 for 1. As a whole, all designated shares of Series A Preferred are convertible to approximately the cumulative equivalent of ninety percent (90%) of our issued and outstanding share capital as of May 3, 2021. The Agreement contemplates that our existing business and assets will remain and continue under our ownership following the closing of the Closing.

Shares of Series A Preferred Stock shall be issuable to the Shareholders under the Agreement upon each of several contemplated Closings, each Closing to take place upon our receipt of audited financial statements reflecting certain levels of annual revenue earned by STB and/or Acquired Material Businesses, as defined in the Exchange Agreement and as described in Exhibit B thereto. Up to 4,500,000 shares of Series A Preferred Stock may be issued to the Shareholders, with all Closings to occur on or before April 30, 2021. Under the Initial Closing on the date of the Agreement, we issued 500,000 shares of Series A Preferred Stock to the Shareholders.

The Exchange Agreement is filed herewith as Exhibit 10.1

Item 3. Securities and Trading Matters.

Item 3.02. Unregistered Sales of Equity Securities.

On May 3, 2021, as described in Item 1.01, above, we issued 500,000 shares of our Series A Preferred Stock to the shareholders of STB under the Agreement, with additional issuances of up to a total of 4,500,000 shares of Series A Preferred Stock to be made if and when called for under the terms of the Agreement. The issuance was exempt under Section 4(a)(2) of the Securities Act as transaction not involving a public offering, as we issued preferred stock to a sole shareholder of STB in a private transaction and did not engage in any advertising or general solicitation with the regard to the transaction.

Item 5. Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2021, pursuant to the terms of the Agreement, the Board of Directors (the “Board”) of the Company appointed Jason Frankovich to serve as the new Executive Chairman of the Board.

Jason Frankovich, age 46, is our new Executive Chairman of the Board of Directors. Since 2012, Mr. Frankovich has served as Founder and principal executive of ST Biosciences, a holding company for cannabis-related companies, where he oversees operations and business development. From 2008 - 2013, he served as partner and trade finance coordinator at the Atlas Investments group, where he specialized in project management of commercial real estate and multi-family investment portfolios. From 2012-2015, he served as partner in New York City-based Hard Beverages and Jetset in New York, a lifestyle beverage company. Previously, he served as Head of Commercial Banking for Concord Bankers and as Marketing Special Assistant at Ameriquest Mortgage Bankers.

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Mr. Frankovich has no family relationships with any of the Company’s directors or executive officers. Mr. Frankovich is the principal of ST Labs, LLC, the sole shareholder of STB, which we acquired under the Agreement as described in Item 1.01, above. Mr. Frankovich has not had any other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 6, 2021, we filed a Certificate of Designation for our newly-designated Series A Preferred Stock with the Secretary of State of the State of Nevada (the “Secretary of State”). The class of Series A Preferred Stock (“Series A”) consists of four million five hundred thousand (4,500,000) shares, par value $0.00001 per share.

Conversion: Each share of Series A shall be convertible at the option of the holders thereof, and without the payment of additional consideration, at any time, into shares of our common stock at a conversion rate of one hundred (100) shares of common stock for every one (1) share of Series A held (the “Conversion Rate”), subject to adjustment as set forth in the Certificate of Designation. The Conversion Rate is subject to pro-rata downward adjustment based on the number of shares of common stock (or common stock equivalents) issued in the future by us for the acquisition of Acquired Material Businesses within the meaning of the Agreement. The Conversion Rate is also subject to adjustment for stock splits, reverse splits, share dividends, and similar corporate actions.

Ranking: Shares of Series A shall, with respect to rights on liquidation, winding up and dissolution, rank pari passu to our common stock, par value $0.00001 per share, and any other classes of capital stock.

Voting Rights: Each share of Series A shall vote on an as-converted basis with the common stock or other equity securities, resulting in 100 votes per one share of Series A Preferred Stock.

The foregoing description of the Series A does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation which is filed herewith as Exhibit 10.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation for Series A Preferred Stock
10.1	Exchange Agreement with ST Brands, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

New You, Inc.
Date: May 7, 2021	By: /s/ Ray Grimm, Jr. Ray Grimm, Jr. Chief Executive Officer

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